UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2005

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-4373 (Commission File Number)	86-0654102 (IRS Employer Identification No.)
1600 N. DESERT DRIVE
TEMPE, AZ
85281
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 602-389-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 8, 2005, Eric Haeussler, the Registrant’s Principal Accounting Officer and Corporate Controller, (the “Executive”) entered into an agreement with the Registrant, (the “Agreement”) which extends his employment through December 31, 2005. Under the terms of the Agreement, the Executive will receive a base salary of $19,666.67 per month, which became effective on September 1, 2005. The Agreement, which is attached hereto as Exhibit 99.1, also incorporates the non-conflicting terms in the Letter Agreements discussed below.
Item 5.02 Departure of Directors or Principal Officers.
     On September 1, 2005, Jack L. Saltich resigned as President, Chief Executive Officer and Director of the Registrant. Under the terms of the Executive Retention Agreement between Mr. Saltich and the Company, dated August 29, 2005, Mr. Saltich will remain in the employ of the Company reporting to the Company’s Chief Restructuring Officer.
Item 8.01 Other Events
     Pursuant to letter agreements dated March 3, 2005 and June 30, 2005, between the Executive and the Registrant (the “Letter Agreements”), the Executive has earned certain retention payments, which have been paid by the Registrant. The Letter Agreements are attached hereto as Exhibit 99.2 and 99.3 respectively.
Item 9.01 Exhibits

Exhibit 99.1	Agreement between the Registrant and Eric Haeussler, dated September 8, 2005.

Exhibit 99.2	Letter Agreement between the Registrant and Eric Haeussler, dated March 3, 2005.

Exhibit 99.3	Letter Agreement between the Registrant and Eric Haeussler, dated June 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.
Date: September 8, 2005	By:	/s/ Carl H. Young III
		Name:	Carl H. Young III
		Title:	Chief Restructuring Officer

Exhibit Index

Exhibit 99.1	Agreement between the Registrant and Eric Haeussler, dated September 8, 2005.

Exhibit 99.2	Letter Agreement between the Registrant and Eric Haeussler, dated March 3, 2005.

Exhibit 99.3	Letter Agreement between the Registrant and Eric Haeussler, dated June 30, 2005.